SHAREHOLDER RESPONSE SUMMARY REPORT              Page: 1

                              STRATEGIST FUND GROUP
                     STRATEGIST EMERGING MARKETS FUND (035)
                              Tuesday, May 09, 2000

                                 % of Outstanding              % of Shares
                   No. of Shares         Shares                    Voted


 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.


   Affirmative     126,030.866          83.941%                99.647%
   Against             208.402           0.139%                 0.165%
   Abstain             238.403           0.159%                 0.188%

   Total           126,477.671          84.239%               100.000%



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                SHAREHOLDER RESPONSE SUMMARY REPORT                Page: 2

                      STRATEGIST FUND GROUP
             STRATEGIST EMERGING MARKETS FUND (035)
                      Tuesday, May 09, 2000

                                    % of Outstanding              % of Shares
                    No. of Shares          Shares                    Voted


 ** Fund Totals:          Shares

 Record Total        150,141.412

 Voted Shares        126,477.671

 Percent Voted           84.239%



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              SHAREHOLDER RESPONSE SUMMARY REPORT            Page: 1

                      STRATEGIST FUND GROUP
               STRATEGIST WORLD GROWTH FUND (032)
                      Tuesday, May 09, 2000

                                     % of Outstanding        % of Shares
                     No. of Shares           Shares               Voted


 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

      Affirmative       83,025.348          87.111%           99.679%
      Against              266.970           0.280%            0.321%
      Abstain                0.000           0.000%            0.000%
      Total             83,292.318          87.391%          100.000%



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              SHAREHOLDER RESPONSE SUMMARY REPORT                  Page: 2

                      STRATEGIST FUND GROUP
               STRATEGIST WORLD GROWTH FUND (032)
                      Tuesday, May 09, 2000

                                    % of Outstanding          % of Shares
                   No. of Shares           Shares                Voted


** Fund Totals:           Shares

Record Total          95,309.884

Voted Shares          83,292.318

Percent Voted            87.391%


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                 SHAREHOLDER RESPONSE SUMMARY REPORT                 Page: 1

                      STRATEGIST FUND GROUP
               STRATEGIST WORLD INCOME FUND (022)
                      Tuesday, May 09, 2000

                                     % of Outstanding          % of Shares
                    No. of Shares           Shares                 Voted


 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.


      Affirmative      105,395.582          95.917%              100.000%
      Against                0.000           0.000%                0.000%
      Abstain                0.000           0.000%                0.000%

      Total            105,395.582          95.917%              100.000%



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                 SHAREHOLDER RESPONSE SUMMARY REPORT              Page: 2

                      STRATEGIST FUND GROUP
               STRATEGIST WORLD INCOME FUND (022)
                      Tuesday, May 09, 2000

                                       % of Outstanding       % of Shares
                      No. of Shares            Shares             Voted


  ** Fund Totals:            Shares

  Record Total          109,882.210

  Voted Shares          105,395.582

  Percent Voted             95.917%

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               SHAREHOLDER RESPONSE SUMMARY REPORT                     Page: 1

                      STRATEGIST FUND GROUP
            STRATEGIST WORLD TECHNOLOGIES FUND (029)
                      Tuesday, May 09, 2000

                                   % of Outstanding        % of Shares
                   No. of Shares         Shares               Voted


 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.


  Affirmative         108,321.355        100.000%         100.000%
  Against                   0.000          0.000%           0.000%
  Abstain                   0.000          0.000%           0.000%

  Total               108,321.355        100.000%         100.000%



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               SHAREHOLDER RESPONSE SUMMARY REPORT                 Page: 2

                      STRATEGIST FUND GROUP
            STRATEGIST WORLD TECHNOLOGIES FUND (029)
                      Tuesday, May 09, 2000

                                      % of Outstanding       % of Shares
                 No. of Shares             Shares               Voted


 ** Fund Totals:        Shares

 Record Total      108,321.355

 Voted Shares      108,321.355

 Percent Voted        100.000%